UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2026
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2026, Open Text Corporation (“OpenText” or the “Company”) announced the appointment of Ayman Antoun as Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company, effective April 20, 2026. Mr. Antoun succeeds James McGourlay, who continues to serve as Interim Chief Executive Officer, following a thoughtful search process. Upon the transition, Mr. McGourlay will move to a role within the Executive Leadership Team at OpenText and P. Thomas Jenkins, currently serving as OpenText’s Executive Chair and Chief Strategy Officer, will return to the role of Chair of the Board.
Mr. Antoun, age 60, has held numerous executive roles over 35 years at IBM, most recently serving as President of IBM Americas from 2020 to 2023, and before that as President of IBM Canada and General Manager, Global Technology Services. He was also Senior Vice President of Business Market Sales at Bell Canada from 2013 to 2015. Mr. Antoun currently serves as a board member of TD Bank and CAE. He holds a Bachelor of Science in Electrical Engineering from the University of Waterloo and is a graduate of the Harvard Business School’s Executive program in financial analysis, business management and strategic planning.
In connection with Mr. Antoun’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Antoun effective April 20, 2026. For full details of the employment agreement, please see Exhibit 10.1 attached hereto, which is incorporated herein by reference.
There is no arrangement or understanding between Mr. Antoun and any other person pursuant to which he was appointed, and there are no family relationships between Mr. Antoun and any director or executive officer of the Company or related transactions between Mr. Antoun and the Company that are required to be reported. Mr. Antoun will not receive any additional compensation for his service as a member of the Board and will not be appointed to any committees of the Board.
On January 29, 2026, OpenText issued a press release announcing such appointment, a copy of which is filed herewith as Exhibit 99.1.
Item  9.01. Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

10.1	Employment agreement between the Company and Ayman Antoun effective April 20, 2026.
99.1	Press Release, dated January 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 29, 2026	By:	/s/ Michael F. Acedo
Michael F. Acedo Executive Vice-President, Chief Legal Officer & Corporate Secretary